SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2004

NORTH STATE BANCORP

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

000-49898	65-1177289
(Commission file Number)	(IRS Employer ID Number)

6200 Falls of Neuse Road, Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 855-9925

Item 5. Other Events.

On March 17, 2004 North State Bancorp raised $5 million from its participation in a pooled trust preferred securities offering. The trust preferred securities were issued by a newly established subsidiary, North State Statutory Trust I.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1 Press release dated March 22, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH STATE BANCORP

Date: March 22, 2004	By:	/s/ Larry D. Barbour
Larry D. Barbour
President and Chief Executive Officer